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                                                                    EXHIBIT 23.4

                           CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our audit report dated January 26, 1995 with respect to the consolidated financial statements of First Community Bankshares, Inc. and Subsidiaries incorporated by reference in the Registration Statement on Form S-4 and related Prospectus of Community First Bankshares, Inc. for the shelf registration of its Common Stock.

                                     Fortner, Bayens, Levkulich and Co., P.C.

Denver, Colorado
November 10, 1997